UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 11, 2016, Second Sight Medical Products, Inc. (the “Company”) announced that for the year ended December 31, 2015 we had:

•	implanted 21 Argus® II Retinal Prosthesis Systems worldwide during the fourth quarter of 2015 for a total of 75 implants in 2015. This compares to 15 implants in the fourth quarter of 2014 and a total of 29 implants in 2014, representing implant volume growth of 40% and 159% respectively;
•	added two new implanting centers in the fourth quarter of 2015, bringing the worldwide total to 33 at year end, compared to 18 at the end of 2014;
•	successfully implanted four of the five planned subjects in the Company’s Dry Age-Related Macular Degeneration (AMD) clinical trial in the U.K; and
•	expanded Medicare coverage by 10 states to end the year with favorable coverage in 16 states.

A copy of our press release entitled “Second Sight Provides Business Update and Key Performance Metrics for Full Year 2015” issued January 11, 2016 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued January 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer